Exhibit 10.1

AMENDMENT NO. 5

THIS AMENDMENT NO. 5 TO FIRST LIEN SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2009 by and between TRIPLE CROWN MEDIA, LLC, a Delaware limited liability company (the “Borrower”), TRIPLE CROWN MEDIA, INC., a Delaware corporation (the “Parent”), the subsidiary guarantors identified on the signature pages hereto (the “Subsidiary Guarantors” and collectively, with the Parent, the “Guarantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (the “Administrative Agent”) on behalf of itself and the other lenders party to the Credit Agreement referred to below (the “Lenders”).

STATEMENT OF PURPOSE

The Lenders have extended certain credit facilities to the Borrower pursuant to the First Lien Senior Secured Credit Agreement dated as of December 30, 2005 by and among the Borrower, the Parent, the Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended by Amendment No. 1 dated as of May 19, 2006, Consent and Amendment No. 2 dated as of September 14, 2006, Amendment No. 3 dated as of November 7, 2007, Amendment No. 4 dated as of February 15, 2008, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Lenders (a) waive certain Events of Default due to the failure (i) by the Parent and its Subsidiaries to comply with the First Lien Leverage Ratio set forth in Section 5.04(a) of the Credit Agreement for the fiscal quarters ending September 30, 2008 and December 31, 2008, the Leverage Ratio set forth in Section 5.04(b) of the Credit Agreement for the fiscal quarters ending September 30, 2008 and December 31, 2008, the Fixed Charge Coverage Ratio set forth in Section 5.04(c) of the Credit Agreement for the fiscal quarter ending December 31, 2008, and the Interest Coverage Ratio set forth in Section 5.04(d) of the Credit Agreement, for the fiscal quarters ending September 30, 2008 and December 31, 2008 and (ii) by the Borrower to make a scheduled payment on December 31, 2008 under the Second Lien Term Loan Facility ((i) and (ii) collectively, the “Existing Events of Default”), (b) extend the maturity dates of the Revolving Credit Notes and the Term Notes, (c) cease all future Revolving Credit Advances and permit the outstanding Revolving Credit Advances to be paid in accordance with the repayments terms of the outstanding Term Advances, (d) amend certain financial covenants and (e) amend certain other provisions contained in the Credit Agreement pursuant to the terms of this Amendment. Subject to the terms and conditions set forth herein, the Lenders party hereto are willing to agree to such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Waiver of Events of Default. Pursuant to Section 9.01 of the Credit Agreement and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 8 of this Amendment, the Administrative Agent and the Lenders hereby waive any Defaults and Events of Default arising under Sections 6.01(c) and (e) of the Credit Agreement as a result of any breach that may have occurred solely as a result of the Existing Events of Default.

3. Amendments. Pursuant to Section 9.01 of the Credit Agreement and effective subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 8 hereof, the Lenders hereby agree and are deemed to consent to the following amendments:

(a) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by adding in alphabetical order the following defined terms and the corresponding definitions thereof:

“Escrow Account” means that certain demand deposit or other similar account established by the Administrative Agent which shall hold the Escrow Proceeds and be in the name of the Administrative Agent and shall be for the benefit of the Administrative Agent and the Lenders.

“Escrow Proceeds” means cash proceeds in the estimated amount of $5,000,000 to be received by the Parent, pursuant to that certain Host Escrow Agreement.

“Fifth Amendment” means that certain Fifth Amendment to this Agreement, dated as of March 12, 2009.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“Go Dark” means any action of, by or relating to the Parent that results in it no longer filing periodic reports with the SEC under the Securities and Exchange Act of 1934, as amended.

“Host Escrow Agreement” means that certain Indemnification Escrow Agreement, dated as of November 15, 2007, by and among IMG Worldwide, Inc., B.R. Holding, Inc., the Parent and SunTrust Bank, as escrow agent.

“Warrants” means those certain Warrants issued by the Parent from time to time pursuant to that certain fifth amendment to the Second Lien Term Loan Facility, in each case, in form and substance satisfactory to the Administrative Agent, and as may be amended from time to time as permitted under the Intercreditor Agreement.

(b) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by deleting the definitions of “Change of Control”, “Permitted Acquisition”, “Termination Date” and “Unused Revolving Credit Commitment” in their entirety and substituting, in lieu thereof, the following definitions:

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons (other than any Permitted Holders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities

Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower; or (e) any “Change of Control” (or equivalent event) set forth in the Permitted Refinancing Debt Documents shall have occurred. Notwithstanding the foregoing and subject to the Intercreditor Agreement, the issuance or exercise of the Warrants by the lenders party to the Second Lien Term Loan Facility shall not be deemed a Change of Control.

“Permitted Acquisition” has the meaning specified in Section 5.02(f)(vii) of this Agreement prior to the Fifth Amendment Effective Date. As of the Fifth Amendment Effective Date, there shall be no Permitted Acquisitions permitted.

“Termination Date” means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitment pursuant to Section 2.05 or 6.01 or the acceleration of the Term Advances pursuant to Section 6.01 and (b) (i) for purposes of the Revolving Credit Facility and the Letter of Credit Facility, December 30, 2010 and (ii) for purposes of the Term Facility, December 30, 2010.

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, an amount equal to (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(b) and outstanding at such time. As of the Fifth Amendment Effective Date, the Unused Revolving Credit Commitment for each Revolving Credit Lender shall be permanently reduced to zero ($0).”

(c) Section 1.01 (“Definitions”) of the Credit Agreement is hereby amended by deleting the definitions of “First Lien Leverage Ratio” , “Leverage Ratio” and “Interest Coverage Ratio” in their entirety.

(d) Section 2.01 (“Advances and the Letters of Credit”) of the Credit Agreement is hereby amended by deleting subsections (b) and (c) in their entirety and substituting, in lieu thereof, the following:

“(b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Fifth Amendment Effective Date in respect of the Revolving Credit

Facility in an amount for each such Advance not to exceed such Lender’s Unused Revolving Credit Commitment at such time. As of the Fifth Amendment Effective Date, the Borrower shall no longer be permitted to receive any additional Revolving Credit Advances, any amounts repaid or prepaid in connection with the Revolving Credit Facility may not be reborrowed and the aggregate outstanding amount of the Revolving Credit Advances shall be paid in accordance with Section 2.04(a).

(c) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (the “Letters of Credit”) in U.S. dollars for the account of the Borrower, the Parent or any of its Subsidiaries from time to time on any Business Day during the period from the Effective Date until the Fifth Amendment Effective Date in respect of the Revolving Credit Facility in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. Unless otherwise agreed to by the Administrative Agent (in its sole discretion), each Letter of Credit outstanding as of the Fifth Amendment Effective Date shall expire no later than the earlier to occur of (A) the Termination Date and (B) 365 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). As of the Fifth Amendment Effective Date, no further Letters of Credit shall be issued hereunder and the aggregate outstanding principal amount of the outstanding Letters of Credit shall be paid in accordance with Section 2.04(a).”

(e) Section 2.01(d) (“Increase in Term Commitments”) is hereby amended by deleting such subsection in its entirety.

(f) Section 2.02 (“Making Advances”) is hereby amended by adding the following sentence prior to subsection (a) thereof:

“For the avoidance of doubt, as of the Fifth Amendment Effective Date, there will be no future Revolving Credit Borrowings and no Notice of Borrowings will be honored by the Lenders hereunder.”

(g) Section 2.04 (“Repayment of Advances”) is hereby amended by deleting such section in its entirety and substituting in lieu thereof, the following:

“(a) Term Advances and Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders and the Revolving Credit Lenders, the aggregate outstanding amount of the Term Advances and Revolving Credit Advances on the following dates in the amounts specified below (with each payment amount to be applied pro rata between the aggregate outstanding amount of the Term Advances and the Revolving Advances, respectively, and which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

Date	Amount
March 31, 2009	$54,578

June 30, 2009	$54,578

September 30, 2009	$54,578

December 31, 2009	$54,578

March 31, 2010	$54,578

June 30, 2010	$54,578

September 30, 2010	$54,578

December 31, 2010	Remainder of all principal and interest of any outstanding Term Advances and Revolving Credit Advances provided, however, that the final installment shall be repaid on the Termination Date in respect of the Term Facility and Revolving Credit Facility and in any event shall be in an amount equal to the aggregate principal and interest amount of the Term Advances and Revolving Credit Advances outstanding on such date.

(b) Reserved.

(c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on or prior to the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

(ii) The Obligations of the Borrower and the Revolving Credit Lenders under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit in respect of any Letter of Credit (including all reimbursement obligations payable to the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, any or all of the following circumstances:

(A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

(F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.”

(h) Section 2.05 (“Termination or Reduction of the Commitments”) is hereby amended by deleting subsection (b)(ii) in its entirety.

(i) Section 2.06 (“Prepayments”) of the Credit Agreement is hereby amended by deleting subsections (b)(i) and (ii) in their entirety and substituting, in lieu thereof, the following:

“(b) Mandatory. (i) The Borrower shall, on the 120th day following the end of each Fiscal Year commencing with the first full Fiscal Year ended after the Effective Date, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Collateral Account in an amount equal to 75% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied pro rata between the Term Facility and the Revolving Credit Facility.

(ii) The Borrower shall, on the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries, (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt, (C) the sale or issuance of any Equity Interests (including, without limitation, the receipt of any capital contribution) by any Loan Party or any of its

Subsidiaries and (D) any Extraordinary Receipts received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Collateral Account in an amount equal to 100% of the amount of such Net Cash Proceeds in the case of clauses (A), (B), (C) and (D). Each such prepayment shall be applied pro rata between the Term Facility and the Revolving Credit Facility.”

(j) Section 2.06 (“Prepayments”) of the Credit Agreement is hereby amended by adding the following new subsection (b)(viii):

“(viii) Upon receipt of any Escrow Proceeds, the Parent shall promptly deposit such Escrow Proceeds in the Escrow Account and the Administrative Agent shall apply such Escrow Proceeds as estimated on Schedule 2.06, excluding any payments set forth on Schedule 2.06 that have been paid prior to the Fifth Amendment Effective Date, with variations from such schedule as the Administrative Agent deems reasonably necessary (with any residual amounts from such Escrow Proceeds to be applied pro rata between the Term Loan Facility and the Revolving Credit Facility). Notwithstanding the foregoing, in the event that the Escrow Proceeds are insufficient to pay all amounts as set forth on Schedule 2.06, the Parent, the Borrower and the other Guarantors shall be liable for the deficiency of such amounts and Obligations (as they become due and owing, as applicable) pursuant to the terms of the Credit Agreement or the Secured Hedge Agreements, as applicable.”

(k) Section 2.11(d) (“Payment and Computations”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Base Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.”

(l) Section 5.02(b) (“Debt”) of the Credit Agreement is hereby amended by deleting subsection (iii)(H) in its entirety.

(m) Section 5.02(f) (“Investments in Other Persons”) of the Credit Agreement is hereby amended by deleting subsections (ii), (vii) and (viii) in their entirety and substituting, in lieu thereof, the following:

“(ii) Intentionally Omitted.”

“(vii) Intentionally Omitted.”

“(viii) Intentionally Omitted.”

(n) Section 5.02(f) (“Investments in Other Persons”) of the Credit Agreement is hereby amended by inserting the following new subsection (x):

“(x) Investments in connection with any transaction permitted under Section 5.02(s).”

(o) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting the first paragraph of such subsection in its entirety and substituting, in lieu thereof, the following paragraph:

“(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding (excluding the Warrants), return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such (excluding the Warrants), make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (excluding the Warrants), or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”

(p) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by inserting the following new subsection (i)(E):

“(E) Purchase, redeem, retire or otherwise acquire its Equity Interests in connection with any transaction permitted under Section 5.02(s).”

(q) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting subsection (ii)(A) in its entirety and substituting, in lieu thereof, the following:

“(A) Intentionally Omitted.”

(r) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by adding the following sentence at the end of such provision:

“For the avoidance of doubt, the Loan Parties may purchase, redeem or otherwise acquire the Warrants pursuant to the terms and conditions of the Warrants.”

(s) Section 5.02(h) (“Amendments to Constitutive Documents, Etc.”) of the Credit Agreement is hereby amended by adding the following sentence at the end of such provision:

“Nothwithstanding the foregoing, the Parent or any other Loan Party may amend its certificate of incorporation or bylaws or other constitutive documents in connection with (x) any transaction permitted under Section 5.02(s) or (y) the issuance of the Warrants, in each case, in form and substance satisfactory to the Administrative Agent.”

(t) Section 5.02(j) (“Prepayments, Etc. of Debt”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(j) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (including the Second Lien Term Loan Facility and the Warrants), except (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) subject to the Intercreditor Agreement, regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or any of its Subsidiaries that are Loan Parties.”

(u) Section 5.02 (“Negative Covenants”) of the Credit Agreement is hereby amended by adding the following new subsection (s):

“(s) Go Dark. Make or permit the Parent to Go Dark; provided, the Parent may Go Dark solely in the event that any and all costs, expenses, payments or other disbursements of the Loan Parties, whether to stockholders or third parties, in connection with all transactions related to causing the Parent to Go Dark do not exceed $140,000, in the aggregate on or after the Fifth Amendment Effective Date.”

(v) Section 5.04(a) (“First Lien Leverage Ratio”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(a) Intentionally Omitted.”

(w) Section 5.04(b) (“Leverage Ratio”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(b) Intentionally Omitted.”

(x) Section 5.04(c) (“Fixed Charge Coverage Ratio”) of the Credit Agreement is hereby amended by deleting the chart appearing therein in its entirety and substituting, in lieu thereof, the following chart:

Fiscal Quarter	March 31	June 30	September 30	December 31
2009	—	—	—	3.00:1.00
2010	2.00:1.00	1.40:1.00	1.10:1.00	1.10:1.00

(y) Section 5.04(d) (“Interest Coverage Ratio”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(c) Intentionally Omitted.”

(z) Section 5.04(e) (“Maximum Capital Expenditures”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(e) Maximum Capital Expenditures. Permit the aggregate amount of Capital Expenditures of the Loan Parties and its Subsidiaries during any Fiscal Year to exceed $200,000.”

(aa) Section 5.04 (“Financial Covenants”) of the Credit Agreement is hereby amended by adding the following new subsection (f):

“(f) Minimum EBITDA. Permit Consolidated EBITDA calculated for a Measurement Period to be less than the amounts set forth on the chart provided below (provided that (i) the Measurement Period for calculating Consolidated EBITDA for the period ending March 31, 2009 shall only be on a one fiscal quarter basis, (ii) the Measurement Period for calculating Consolidated EBITDA for the period ending June 30, 2009 shall only be on a rolling two fiscal quarter basis and (iii) the Measurement Period for calculating Consolidated EBITDA for the period ending September 30, 2009 shall only be on a rolling three fiscal quarter basis):

Fiscal Quarter Ended	Minimum EBITDA
March 31, 2009	$570,000

June 30, 2009	$1,400,000

September 30, 2009	$2,400,000

December 31, 2009	$3,800,000

March 31, 2010	$3,800,000

June 30, 2010	$3,800,000

September 30, 2010	$3,900,000

December 31, 2010	$3,900,000

(bb) Section 7.10 (“Intercreditor Agreement”) is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following:

“7.01 Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.07) hereby (a) acknowledges that, prior to the Fifth Amendment Effective Date, Wachovia was acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent and the Collateral Agent, as well as the administrative agent and the collateral agent under the Second Lien Term Loan Facility and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wachovia any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.07) hereby authorizes and directs Wachovia to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Wachovia, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.”

(cc) Schedules I and 4.01(c) of the Credit Agreement (“Commitments and Applicable Lending Offices”) and (“Subsidiaries”), respectively, are hereby amended by deleting the schedules in their entirety and substituting, in lieu thereof, the following new schedules attached hereto as Schedule I and 4.01(c), respectively.

(dd) The schedules of the Credit Agreement are hereby amended by adding Schedule 2.06 (“Host Escrow Payments”) to such schedules, substantially in the form of Schedule 2.06 attached hereto.

4. Agree to Appraisal of Equipment. No later than thirty (30) days after the execution of this Agreement (or such longer period as the Administrative Agent may permit in its sole discretion), the Administrative Agent shall engage an appraiser, at the Loan Parties’ expense, to appraise all Equipment (as defined in the Security Agreement) owned by the Loan Parties, and deliver any reports, documentation and valuations delivered in connection therewith to the Administrative Agent for distribution to the Lenders and the lenders under the Second Lien Term Loan Facility, with all such reports in form and substance satisfactory to the Administrative Agent.

5. Agree to Engage Financial Advisor. No later than thirty (30) days after execution of this Agreement (or such longer period as the Administrative Agent may permit in its sole discretion), the Administrative Agent shall engage a financial advisor, at the Loan Parties’ expense with such expenses to be paid from the Escrow Proceeds in accordance with Section 8(d), to among other things, value the Loan Parties’ business, develop an “exit plan”, advise on such other matters as the Administrative Agent my request and deliver any reports, documentation and valuations delivered in connection therewith to the Administrative Agent for distribution to the Lenders and the lenders under the Second Lien Term Loan Facility, all in form and substance satisfactory to the Administrative Agent.

6. Deposit Account Control Agreements. As a condition to the Lenders executing this Amendment, no later than thirty (30) days after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent may permit in its sole discretion), the Loan Parties shall have caused each Deposit Account (as defined in the Security Agreement) to either (i) be maintained at a Pledged Account Bank (as defined in the Security Agreement) or (ii) become subject to an Account Control Agreement (as defined in the Security Agreement), in form and substance satisfactory to the Administrative Agent.

7. Acknowledgement of Obligations. The Loan Parties hereby acknowledge, confirm and agree that as of March 1, 2009, the Loan Parties are indebted under the Credit Agreement (a) for the outstanding principal amount $19,687,450.45 with respect to the Revolving Credit Advances (including the outstanding principal amount of $375,000 for the Letter of Credit Advances) and (b) for the outstanding principal amount of $21,387,757.38 with respect to the Term Advances.

8. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date above stated (the “Fifth Amendment Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and each Lender.

(b) Executed Fifth Amendment to the Second Lien Term Loan Facility and the Warrants. Prior to or contemporaneous with the execution of this Amendment, the Loan Parties and each lender party to the Second Lien Term Loan Facility shall have executed a Fifth Amendment to the Second Lien Term Loan Facility and the Warrants, in form and substance satisfactory to the Administrative Agent.

(c) Executed Amendment to the Intercreditor Agreement. Prior to or contemporaneous with the execution of this Amendment, the parties to the Intercreditor Agreement shall have executed an amendment to the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent.

(d) Disbursement of Escrow Proceeds. The Parent shall have deposited the Escrow Proceeds in the Escrow Account and the Administrative Agent shall have made such disbursements from the Escrow Account for the period marked “March 2009 Payments” set forth on Schedule 2.06, with such variations from such schedule as the Administrative Agent deems reasonably necessary. For the avoidance of doubt, should the Parent or any other Loan Party fail to deposit Escrow Proceeds of $5,000,000 in the Escrow Account by the earlier of (i) two Business Days of receipt of such Escrow Proceeds or (ii) April 2, 2009, such event shall be deemed an “Event of Default” under the Credit Agreement and the other Loan Documents.

(e) Resolutions. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment and the transactions contemplated hereby.

(f) Legal Opinion. The Administrative Agent shall have received a favorable opinion of Dinsmore & Shohl LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(g) Legal Fees. The Loan Parties, in accordance with Schedule 2.06 attached hereto, shall have paid all reasonable outstanding fees and out of pocket charges and other expenses of the Administrative Agent, including, without limitation, all outstanding K&L Gates LLP legal fees.

(h) Other Documents. The receipt by the Administrative Agent of any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Agreement.

9. Limited Effect of Amendment. Except as expressly modified herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Agreement and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of lie import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a “Loan Document” as defined in the Credit Agreement.

10. Event of Default; Remedies. Should the Loan Parties default on the obligations hereunder, such default shall be deemed an “Event of Default” under the Credit Agreement and the other Loan Documents, and immediately after the passage of the applicable date set forth herein, and without any rights to cure provided for in the Credit Agreement and in the Loan Documents, the Lenders shall be entitled to exercise all of their remedies under the Credit Agreement and the other Loan Documents.

11. Representations and Warranties. After giving effect to the waivers and amendments set forth herein, each Loan Party hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the Fifth Amendment Effective Date as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date.

12. Acknowledgement by Guarantors. By their execution hereof, each of the Guarantors hereby expressly (a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party remain in full force and effect (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

13. Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the other Loan Parties hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrower or any Loan Party ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto (collectively “Claim”), to the extent that any such Claim shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

14. Covenant Not to Sue. The Borrower and each of the Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Borrower and each Loan Party pursuant to Section 13 above. If the Borrower or any of its respective successors, assigns or other legal representatives, or any Loan Party, or its respective successors, assigns, and other legal representatives violates the foregoing covenant, each of the Borrower, for itself and its respective successors, assigns and legal representatives, and each Loan Party for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.

15. Expenses. The Loan Parties, jointly and severally, in accordance with Schedule 2.06 attached hereto, shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of K&L Gates LLP in connection with the Credit Agreement, any amendments thereto (including, without limitation, the Fifth Amendment) and the transactions contemplated by such agreements (the “Legal Expenses”). In the event that the Loan Parties fail to pay the Legal Expenses, or any portion thereof, the outstanding Legal Expenses shall be paid promptly by the Administrative Agent from the Escrow Proceeds received on or around March 31, 2009. In the event the Escrow Proceeds are insufficient to pay all of the outstanding Legal Expenses, the Administrative Agent shall pay the outstanding Legal Expenses and each Lender shall pay its pro rata share of half of the outstanding Legal Expenses to the Administrative Agent (with the other half of such outstanding Legal Expenses to be paid by the second lien administrative agent and the second lien lenders party to the Second Lien Term Loan Facility).

16. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of such state.

(b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.

(c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.

(d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.

(f) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TRIPLE CROWN MEDIA, LLC, as Borrower

By:
Name:
Title:

TRIPLE CROWN MEDIA, INC., as Parent and a Guarantor

By:
Name:
Title:

BR ACQUISITION CORP., as a Guarantor

By:
Name:
Title:

BR HOLDING, INC., as a Guarantor

By:
Name:
Title:

DATASOUTH COMPUTER CORPORATION, as a Guarantor

By:
Name:
Title:

GRAY PUBLISHING, LLC, as a Guarantor

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

CAPITAL SPORTS PROPERTIES, INC. as a Guarantor

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

CONSENTED AND AGREED BY:

WILMINGTON TRUST FSB, as administrative agent for the lenders party to the Second Lien Term Loan Facility

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

LENDERS:

, as a Lender
(Please print or type legal name)

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Schedule I

Commitments and Applicable Lending Offices

Lender	Revolving Credit Commitment (as of 3/1/09)	Term Commitment (as of 3/1/09)
Pacifica CDO II, Ltd.		$950,567.01
Pacifica CDO III, Ltd.		$1,188,208.75
Pacifica CDO IV, Ltd.		$712,925.25
Pacifica CDO V Ltd.		$1,188,208.75
Pacifica CDO VI, Ltd.		$1,238,119.43
Westwood CDO II Ltd.		$1,050,325.98

Fifth Third Bank	$5,000,000	$3,564,626.24

Four Corners CLO II, Ltd.		$475,283.51
SFR, Ltd.		$228,692.22
Global Leveraged Capital Credit Opportunity Fund I		$1,307,029.64
GoldenTree 2004 Trust		$5,106,675.92
GoldenTree Credit Opportunities Financing I, Ltd.	$6,000,000
Mountain View CLO II, Ltd.		$728,369.30
Mountain View CLO III Ltd.		$606,911.02
Mountain View Funding CLO 2006-1 Ltd.		$950,567.01
Wachovia Bank, National Association	$9,000,000	$427,755.13
Whitehorse I, Ltd.		$356,462.61
Whitehorse II Ltd.		$475,283.51
Whitehorse III Ltd.		$831,746.10
TOTAL	$20,000,000	$21,387,757.38

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Schedule 2.06

Host Escrow Payments

(See attached)

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Schedule 4.01(c)

Subsidiaries

[Amendment No. 5 to Credit Agreement – Triple Crown Media]